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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 22, 2007

MAXIMUS EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	333-136630	Applied For
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

3355 Morgan Creek Way
Suite 43
Surrey, British Columbia
Canada V6Z 2X4
(Address of principal executive offices and Zip Code)

(604) 535-7787
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 12, 2007, Amisano Hanson, Chartered Accountants informed us that it resigned as our independent registered public accounting firm effective as of that date. On February 22, 2007, our the board of directors accepted the resignation of Amisano Hanson, Chartered Accountants.

Amisano Hanson, Chartered Accountants' report on the financial statements as of and for the period from the date of inception on December 29, 2005 to February 28, 2006 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a "going concern opinion" provided with the overall audit opinion.

During the year ended February 28, 2006, through the date of resignation and through the date of our acceptance of Amisano Hanson, Chartered Accountants resignation, there were no disagreements with Amisano Hanson, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, Chartered Accountants, would have caused Amisano Hanson, Chartered Accountants to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

On March 8, 2007, we delivered a copy of this report to Amisano Hanson, Chartered Accountants. Amisano Hanson, Chartered Accountants, issued its response. The response stated that it agreed with the foregoing disclosure. A copy of their response is attached hereto as Exhibit 16.1.

On February 22, 2007, we engaged Malone & Bailey, P.C., an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Malone & Bailey, P.C. on any accounting issues prior to engaging them as our new auditors.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Document Description

16.1	Letter from Amisano Hanson, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of March, 2007.

MAXIMUS EXPLORATION CORPORATION

BY:	RANDY DOHERTY
Randy Doherty, President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer